As filed with the Securities and Exchange Commission on 12 November 1999

                                   Registration No.
                                                    ----------------------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                -------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
--------------------------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                 23-1274455
--------------------------------------------------------------------------------
                    (I.R.S. Employer Identification No.)

         7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)

Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan
--------------------------------------------------------------------------------
                          (Full Title of the Plan)

       W. Douglas Brown, Vice President, General Counsel and Secretary
         Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                          Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                610-481-4911
--------------------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                      Proposed
                                               Proposed               maximum
Title of securities    Amount to be            maximum offering       aggregate offering      Amount of
to be registered       registered              price per share        price                   registration fee(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1           7,200,000               $26.3125               $189,450,000            $52,667.10
=================================================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on 8 November 1999 (i.e., $26.3125 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company for offer and sale pursuant to the Retirement Savings and Stock Ownership Plan (the "Plan"), together with additional interests to be offered and sold pursuant to the Plan. These are securities of the same class as the securities registered on Form S-8, Registration Statement Nos. 33-57017 and 333-36231, for offer and sale pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57017 and 333-36231 are incorporated herein by reference.


 ITEM 8.                  EXHIBITS.

                 23.  Consent of Arthur Andersen LLP

                 24.  Power of Attorney

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 12th day of November 1999.

                                   AIR PRODUCTS AND CHEMICALS, INC.
                                   (Registrant)


                                   By:     /s/ W. Douglas Brown
                                      ---------------------------------------
                                           W. Douglas Brown*
                                           Vice President, General Counsel
                                           and Secretary



-----------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3, 4, and 5 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                               Title                                 Date
               ---------                               -----                                 ----
                                       Director, Chairman of the Board and
                                       Chief Executive Officer (Principal
                   *                   Executive Officer)                     12 November 1999
 ----------------------------------
         Harold A. Wagner

                                       Vice President - Finance
         /s/ Leo J. Daley              (Principal Financial Officer)          12 November 1999
 ----------------------------------
         Leo J. Daley


                                       Vice President and
         /s/ Paul E. Huck              Corporate Controller                   12 November 1999
 ----------------------------------    (Principal Accounting Officer)
         Paul E. Huck



                                       Director                               12 November 1999
 ----------------------------------
         Mario L. Baeza


                  *                    Director                               12 November 1999
 ----------------------------------
         Tom H. Barrett



                  *                    Director                               12 November 1999
 ----------------------------------
         L. Paul Bremer III


                  *                    Director                               12 November 1999
 ----------------------------------
         Robert Cizik



                  *                    Director                               12 November 1999
 ----------------------------------
         Ursula F. Fairbairn



                  *                    Director                               12 November 1999
 ----------------------------------
         Edward E. Hagenlocker


                  *                    Director                               12 November 1999
 ----------------------------------
         James F. Hardymon

               Signature                               Title                                  Date
               ---------                               -----                                  ----
                  *                    Director                               12 November 1999
 ----------------------------------
         John P. Jones III


                  *                    Director                               12 November 1999
 ----------------------------------
         Joseph J. Kaminski



                  *                    Director                               12 November 1999
 ----------------------------------
         Terry R. Lautenbach



                  *                    Director                               12 November 1999
 ----------------------------------
         Ruud F. M. Lubbers


                  *                    Director                               12 November 1999
 ----------------------------------
         Takeo Shiina



                  *                    Director                               12 November 1999
 ----------------------------------
         Lawrason D. Thomas

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on 12 November 1999.


                                   AIR PRODUCTS AND CHEMICALS, INC.
                                   RETIREMENT SAVINGS AND STOCK
                                   OWNERSHIP PLAN
                                   (The Plan)



                                   By      /s/ W. D. Brown
                                      ---------------------------------------
                                           W. D. Brown
                                   Employee Benefit Plans Committee Chairman
                                           and Member


                                   By      /s/ Leo J. Daley
                                      ---------------------------------------
                                           Leo J. Daley
                                   Employee Benefit Plans Committee Member


                                   By      /s/ Joseph J. Kaminski
                                      ---------------------------------------
                                           Joseph J. Kaminski
                                   Employee Benefit Plans Committee Member


                                   By      /s/ J. P. McAndrew
                                      ---------------------------------------
                                           J. P. McAndrew
                                   Employee Benefit Plans Committee Member


                                   By                       *
                                      ---------------------------------------
                                           Harold A. Wagner
                                   Employee Benefit Plans Committee Member

    As filed with the Securities and Exchange Commission on 12 November 1999

                                                         Registration No.
                                                                          ------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                ----------------



                                    EXHIBITS

                                       TO

                                    FORM S-8



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                ----------------



                        AIR PRODUCTS AND CHEMICALS, INC.

                  RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN



================================================================================

                                 EXHIBIT INDEX

23.  Consent of Arthur Andersen LLP

24.  Power of Attorney

No opinion of counsel is being filed because the Common Stock, if any, to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the Company in treasury or under the Air Products and Chemicals, Inc. Flexible Employee Benefits Trust (which was created to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee plans, including the Plan) and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Company has undertaken in Registration Statement No. 33-49981, filed with the Securities and Exchange Commission on Form S-8 on August 13, 1993, that it has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan, said Registration Statement No. 33-49981 having been incorporated by reference into Registration Statement No. 33-57017, which is incorporated by reference herein.